UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

Bumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40054	85-3604367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street, Austin, Texas	78756
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 696-1409

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 29, 2023, the Board of Directors (the “Board”) of Bumble Inc. (the “Company” or “Bumble”) increased the size of the Board from 10 to 11 directors and appointed Sissie L. Hsiao to the Board, effective October 2, 2023. Ms. Hsiao will serve as a Class II director with a term expiring at the Company’s annual meeting of stockholders to be held in 2026.

The Board has determined that Ms. Hsiao is an independent director as defined by applicable rules of The Nasdaq Stock Market LLC and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines. Ms. Hsiao has not been named to any committees of the Board at this time.

Consistent with the Company’s other non-employee directors (other than directors employed by Blackstone Inc. and its affiliates), Ms. Hsiao will be eligible to receive compensation for her service on the Board pursuant to the Company’s non-employee director compensation policy (the “Director Compensation Policy”). Pursuant to the Director Compensation Policy, eligible directors (including Ms. Hsiao) receive an annual cash retainer of $75,000 and an annual equity retainer of $250,000, in each case prorated for the applicable dates of service. The Director Compensation Policy was revised on September 29, 2023 to also include, and Ms. Hsiao received, a one-time initial grant of restricted stock units with a grant date value of $250,000 that will vest over three years. The revised Director Compensation Policy will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.

In connection with her appointment, Ms. Hsiao will enter into the Company’s standard form indemnification agreement for directors and officers.

There are no arrangements or understandings between Ms. Hsiao and any other person pursuant to which Ms. Hsiao was selected to serve as a director. Ms. Hsiao has no family relationship with any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Bumble’s press release announcing Ms. Hsiao’s appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Bumble Inc. dated October 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

Date: October 2, 2023	By:	/s/ Laura Franco
	Name:	Laura Franco
	Title:	Chief Legal and Compliance Officer

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